Execution Version
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to that certain Employment Agreement (the “Employment Agreement”), dated as of September 25, 2024, by and between National Healthcare Properties, Inc. (formerly known as Healthcare Trust, Inc.), a Maryland corporation and real estate investment trust (the “Company”), and Michael Anderson (“Executive”), is entered into as of July 7, 2026 (the “Amendment Effective Date”). Any terms used but not defined herein shall have the same meaning as in the Employment Agreement.

WHEREAS, the Employment Agreement provides that the Employment Agreement and Executive’s employment shall be effective as of the Effective Date and shall continue in full force and effect thereafter until the third anniversary of the Effective Date (the “Initial Term”), and may be extended, by written agreement between the Company and Executive, for additional renewal terms (each, a “Renewal Term”) as mutually agreed between the parties;

WHEREAS, the Company and Executive desire to extend the Initial Term of the Employment Agreement for three years and thereafter permit the Initial Term and any Renewal Term to automatically renew unless notice of nonrenewal is provided by the Company or Executive; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.Amendment Effective Date. This Amendment shall be effective as of the Amendment Effective Date.

2.Amendment. Effective as of the Amendment Effective Date, Section 2 of the Employment Agreements is hereby deleted in its entirety and replaced with the following:

“TERM. This Agreement and the Executive’s employment shall be effective as of the Effective Date and shall continue in full force and effect thereafter until September 27, 2030 (the “Initial Term”), unless the Executive’s employment is sooner terminated pursuant to Section 5; provided that, on such ending date of the Initial Term and each annual anniversary thereafter (each, a “Renewal Term”, and the last day of the Initial Term and each such Renewal Term, a “Term Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days’ prior to the applicable Term Date. For purposes of this Agreement (and, for the avoidance of doubt, the non-competition and non-solicitation provisions set forth in Section 8 below), “Term” shall mean the actual duration of the Executive’s employment hereunder, taking into account any extensions pursuant to this Section 2 or early termination of employment pursuant to Section 5.”
3.Entire Agreement. Except as specifically modified in this Amendment or as previously adjusted and approved by the Compensation Committee pursuant to the terms of the Employment Agreement, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

4.Governing Law. This Amendment and the performance and enforcement hereof shall be construed and governed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law principles, rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:
NATIONAL HEALTHCARE PROPERTIES, INC.

By: /s/ Jie Chai
Name: Jie Chai
Title: General Counsel

EXECUTIVE:

/s/ Michael Anderson
Michael Anderson

[Signature Page for the First Amendment to Employment Agreement]

ACTIVE 725633874v3